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                                                                    Exhibit 5(k)

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
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The Travelers Insurance Company                                                      Group Deferred Variable Annuity Application
One Cityplace . Hartford, CT 06103-3415                                                                               (New York)

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Certificate Owner/Annuitant Information
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Name                                                                   SS#

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Street Address                                                         Sex [ ] Male     Date of Birth

                                                                           [ ] Female
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City, State, Zip                                                       U.S. Citizen [ ]  Y  [ ] N

                                                                       If no, please indicate country of citizenship
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Beneficiary Information
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   Full Name (First, M.I., Last)                                      SSN/TIN             Relationship to Owner     % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ____/____/_____ (Will be set to age 90 unless otherwise specified)
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Type of Plan (Please check only one)
[ ] IRA Rollover     [ ] Pension/Profit Sharing
[ ] TSA ERISA        [ ] 457 Def Comp Plan
[ ] TSA              [ ] Other_____________
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide the information below.

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               1 of 3; Rev. 1-06
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Allocation Schedule (total must equal 100%)
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Name                                                  Code   Pct    Name                                             Code   Pct
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
AIM Capital Appreciation Portfolio                     KC       %   PIMCO VIT Real Return Portfolio - Adm Class       PR       %
American Funds Global Growth Fund - Class 2 Shares     IL       %   PIMCO VIT Total Return Portfolio                  PM       %
American Funds Growth Fund - Class 2 Shares            IG       %   Pioneer Fund Portfolio                            UP       %
American Funds Growth-Income Fund - Class 2 Shares     II       %   Pioneer Mid Cap Value Portfolio                   FW       %
Capital Appreciation Fund (Janus)                      US       %   Pioneer Strategic Income Portfolio                HP       %
Citistreet Diversified Bond Fund - Class I             OB       %   Putnam VT Small Cap Value Fund - Class IB         OP       %
                                                                    Shares
Citistreet International Stock Fund - Class I          OI       %   Salomon Brothers Variable All Cap Fund - Class I  AD       %
Citistreet Large Company Stock Fund - Class I          OC       %   Salomon Brothers Variable Investors Fund -        C2       %
                                                                    Class I
Citistreet Small Company Stock Fund - Class I          OE       %   SB Adjustable Rate Income Portfolio               BI       %
Delaware VIP REIT Series                               AQ       %   Smith Barney Aggressive Growth Portfolio          SG       %
Delaware VIP Small Cap Value Series                    AP       %   Smith Barney Appreciation Portfolio               1N       %
Dreyfus VIF Appreciation Portfolio                     DP       %   Smith Barney High Income Portfolio                HH       %
Dreyfus VIF Developing Leaders Portfolio               DS       %   Smith Barney Large Cap Growth Portfolio           AB       %
Equity Income Portfolio (Fidelity)                     4F       %   Smith Barney Small Cap Growth Opportunities       C9       %
                                                                    Portfolio
Equity Index Portfolio - Class II                      GF       %   Social Awareness Stock Portfolio (Smith Barney)   SA       %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2    FT       %   Strategic Equity Portfolio (Fidelity)             HA       %
Fidelity VIP Mid Cap Portfolio - Service Class 2       D1       %   Style Focus Series: Small Cap Growth Portfolio    FY       %
Franklin Mutual Shares Securities Fund - Class 2       R2       %   Style Focus Series: Small Cap Value Portfolio     F0       %
Janus Aspen Series Mid Cap Growth Portfolio -          JA       %   Templeton Developing Markets Securities Fund -    VQ       %
Service Shares                                                      Class 2
Large Cap Portfolio (Fidelity)                         4G       %   Templeton Foreign Securities Fund - Class 2       VG       %
Lazard Retirement Small Cap Portfolio                  RS       %   Templeton Growth Securities Fund - Class 2        Q2       %
Lord Abbett Series Growth and Income Portfolio         FK       %   Travelers Convertible Securities Portfolio        AF       %
Lord Abbett Series Mid-Cap Value Portfolio             FL       %   Travelers Disciplined Mid Cap Stock Portfolio     1M       %
Mercury Large Cap Core Portfolio                       DR       %   Travelers High Yield Bond Trust                   UB       %
MetLife Aggressive Allocation Portfolio                H9       %   Travelers Managed Assets Trust                    UA       %
MetLife Conservative Allocation Portfolio              H5       %   Travelers Money Market Portfolio                  1K       %
MetLife Conservative to Moderate Allocation Portfolio  H6       %   Travelers Quality Bond Portfolio                  4W       %
MetLife Moderate Allocation Portfolio                  H7       %   Travelers U.S. Government Securities Portfolio    GV       %
MetLife Moderate to Aggressive Allocation Portfolio    H8       %   Van Kampen LIT Comstock Portfolio - Class II      NJ       %
                                                                    Shares
MFS Mid Cap Growth Portfolio                           DQ       %   Fixed Account (where approved)                             %
MFS Total Return Portfolio                             HT       %                                                              %
MFS Value Portfolio                                    BD       %                                                              %
Mondrian International Stock Portfolio                 4C       %                                                              %
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Oppenheimer Main Street Fund/VA - Service Shares       H2       %   TOTAL                                                   100%
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Please check the following if choosing the Optional Death Benefit and Credit Endorsement:
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[ ] Yes, I elect the Optional Death Benefit and Credit Endorsement (if not, you will receive the Standard Death Benefit)
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Dollar Cost Averaging/Systematic Withdrawal Programs  (If checked, please attach completed form)
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Dollar Cost Averaging [ ] Y  [ ] N                     Systematic Withdrawal [ ] Y  [ ] N
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Special Requests


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                                                      PLEASE READ AND SIGN PAGE 3

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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               2 of 3; Rev. 1-06
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Disclosures and Acknowledgment
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I/We understand the certificate will take effect when the first premium is received, and the data collection form is approved in the Home Office of the Company. All payments and values provided by the certificate applied for, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount. No agent is authorized to make changes to the certificate or data collection form. I understand that the Company may amend this certificate to comply with changes in the Internal Revenue Code and related regulations.

[ ] I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Certificate Owner's Signature         City, State Where Signed   (REQUIRED)    Date

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Representative Use Only
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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License #

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Broker/Dealer

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For Citistreet Use Only (Circle one)             Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               3 of 3; Rev. 1-06
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